Exhibit 99.1
LegalZoom Reports Second Quarter 2022 Results
•Revenue of $163.9 million, an increase of 9% year-over-year
•Subscription revenue of $91.3 million, an increase of 32% year-over-year
•$215.5 million of cash and no debt outstanding as of June 30, 2022
•Guidance for 2022 revised

GLENDALE, California. – August 11, 2022 – LegalZoom.com, Inc. (NASDAQ: LZ) today announced results for its second quarter ended June 30, 2022, including the following highlights:
•Revenue was $163.9 million for the quarter, up 9% year-over-year.
◦Transaction revenue was $66.5 million, compared to $73.4 million in 2021, down 9% year-over-year.
◦Subscription revenue was $91.3 million, compared to $69.4 million in 2021, an increase of 32% year-over-year. We had 1,394,000 subscription units as of June 30, 2022 with 32,000 net units added in the quarter, and our average revenue per subscription unit increased 10% from 2021.
◦Partner revenue was $6.1 million, compared to $7.7 million, in 2021.
•Gross margin was 65% for the quarter, down from 67% in 2021.
•Net loss was $13.2 million for the quarter, or 8% of revenue, compared to $38.4 million or 26% of revenue in 2021, driven by the increase in revenue coupled with lower operating expenses in 2022, including a $22.1 million reduction in stock-based compensation, mainly in connection with award modifications from our IPO in July 2021.
•Non-GAAP net income was $10.0 million for the quarter compared to Non-GAAP net income of $4.6 million in 2021.
•Adjusted EBITDA was $17.8 million for the quarter, or 11% of revenue, compared to $22.0 million, or 15% of revenue, for the same period in 2021.
•Cash and cash equivalents were $215.5 million as of June 30, 2022.
•Cash flows provided by operating activities was $11.0 million for the three months ended June 30, 2022 compared to $9.3 million for the same period in 2021, and was $24.8 million for the six months ended June 30, 2022 as compared to $40.7 million for the same period in 2021.
•Free cash flow was $5.6 million for the three months ended June 30, 2022 compared to $6.2 million for the same period in 2021, and was $14.4 million for the six months ended June 30, 2022 as compared to $34.7 million for the same period in 2021.
•Basic and diluted net loss per share were $0.07 and basic and diluted Non-GAAP net income per share attributable to common stockholders were $0.05 for the second quarter of 2022.

“I’m proud of the team for delivering a solid Q2 with revenue and Adjusted EBITDA at or above the top end of our guidance ranges,” said Dan Wernikoff, LegalZoom’s Chief Executive Officer. “We run LegalZoom with the mentality of a small business owner. We continue to evolve our business model, innovate in new adjacent spaces, and do it with a team that is continually adjusting how we work to evolve along with the environment we’re operating within. We focus on what we can control, and seek to mitigate the risks we can’t.”
Noel Watson, the Company’s Chief Financial Officer added, “We had a strong first half of 2022, highlighted by subscription revenue growth of more than 30%. However, we are anticipating a tougher operating environment in the back half of the year and are lowering our revenue expectations accordingly. In response, we are actively managing expenses and realizing efficiencies from our infrastructure investments to fully offset our topline revision and improve profitability going forward. As a result, we are increasing our 2022 Adjusted EBITDA guidance and expect to deliver an Adjusted EBITDA margin of 15% in 2023.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except business formations, transaction units, AOV, subscription units, ARPU and percentages)

	Three Months Ended		% Growth	Six Months Ended		% Growth
	June 30,		(Decline)	June 30,		(Decline)
	2022	2021	YOY	2022	2021	YOY
Revenue	$163,867	$150,432	9%	$318,076	$285,064	12%
Business formations(1)	113,000	134,000	(16)%	242,000	266,000	(9)%
Transaction units	225,000	260,000	(13)%	492,000	536,000	(8)%
Average order value (AOV)	$296	$282	5%	$266	$252	6%
Subscription units	1,394,000	1,215,000	15%	1,394,000	1,215,000	15%
Average revenue per subscription unit (ARPU)	$252	$230	10%	$252	$230	10%
Net loss	$(13,179)	$(38,395)	(66)%	$(43,788)	$(48,218)	(9)%
Adjusted EBITDA	$17,832	$21,967	(19)%	$19,109	$25,566	(25)%
Net loss margin	(8)%	(26)%	(69)%	(14)%	(17)%	(19)%
Adjusted EBITDA margin	11%	15%	(27)%	6%	9%	(33)%
Net cash provided by operating activities	$11,020	$9,281	19%	$24,757	$40,696	(39)%
Free cash flow	$5,552	$6,188	(10)%	$14,378	$34,692	(59)%
(1) We define the number of business formations in a given period as the number of limited liability company, or LLC, incorporation, not-for-profit and doing business as, or DBA orders placed on our platform in such period, excluding such orders from our operations in the U.K. We consider the number of business formations to be an important metric considering that it is typically the first product or service small business customers purchase on our platform, creating the foundation for additional products and subsequent subscription and partner revenue as they adopt additional products and services throughout their business lifecycles.
We believe that including customers filing DBAs on our platform provides a more accurate representation of the number of newly formed businesses we serve. These transactions are most often completed by sole proprietors who represent potential future transaction and subscription cross-sell opportunities as their businesses mature.
Furthermore, we believe our definition of the number of business formations is most closely aligned with U.S. Census reporting of new applications for Employer Identification Numbers, or EINs, which we believe to be the most relevant source of publicly available U.S. market data.
Financial Guidance and Outlook
Our guidance for the third quarter ending September 30, 2022 is as follows:
•Revenue is expected to be in the range of $149 million to $151 million.
•Adjusted EBITDA is expected to be $16 million to $18 million.
Our revised guidance for the full year ending December 31, 2022 is as follows:
•Revenue is expected to be in the range of $612 million to $616 million, revised from $650 million to $660 million.
•Subscription revenue is expected to grow more than 20% year-over-year, revised from approximately 25% year-over-year.
•Adjusted EBITDA is expected to be $55 million, revised from $48 million.
Webcast and Conference Call Information
A webcast and conference call to discuss second quarter 2022 results is scheduled for today, August 11, 2022, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to Telco Registration at https://register.vevent.com/register/BIaaca1d78cbab4149a834197c3ee69b44.
A live audio webcast of the event will be available on the LegalZoom Investor Relations website ,https://investors.legalzoom.com/news-events/events-presentations.
An archived replay of the webcast also will be available shortly after the live event on LegalZoom’s Investor Relations website, https://investors.legalzoom.com/news-events/events-presentations. The replay will be available for three months following the release.

Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933. These statements include statements regarding our quarterly and annual guidance for revenue, Adjusted EBITDA, other long-term targets and related disclosures. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance, or developments to differ materially from those described in or implied by such forward-looking statements or historical results.
Factors that might cause or contribute to such differences include, but are not limited to, the risk that our recent growth may not be indicative of our future growth; the magnitude and duration of the COVID-19 pandemic; the impact of macroeconomic challenges, including as a result of inflation, global conflict, supply chain issues and recessionary concerns; fluctuations or declines in the number of business formations; our ability to provide high-quality services, customer care and customer experience and add new services that meet our customers’ expectations; our ability to sustain our revenue growth rate and remain profitable in the future; our anticipation of increasing expenses in the future; our ability to attract and retain customers; our ability to continue to innovate and provide a platform that is useful to our customers; our dependence on business formations; our ability to attract and maintain subscribers and convert our transactional customers to subscribers; our ability to maintain and expand strategic relationships with third parties, changes in the U.S. legal and regulatory landscape; our ability to drive additional purchases and cross-sell to paying customers; the competitive legal solutions market; our ability to hire and retain top talent and motivate our employees and motivate our employees; risks and costs associated with complex and evolving laws and regulations; our ability to remediate material weaknesses in our internal control over financial reporting that we have previously identified; and other factors discussed in the section titled “Risk Factors” included in our filings with the Securities and Exchange Commission, or SEC. Our business involves significant risks. You should carefully consider the risks and uncertainties described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022. The risks and uncertainties described in our filings with the SEC are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income (loss), Non-GAAP net income (loss) margin, Non-GAAP net income (loss) per share, and Free cash flow. To supplement our unaudited interim condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and liquidity and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance and liquidity, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as net loss adjusted to exclude interest income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, non-cash stock-based compensation, loss on debt extinguishment, impairment of goodwill, long-lived and other assets, losses from impairment of available-for-sale debt securities, restructuring expenses, legal expenses, acquisition related expenses, IPO-related costs and other transaction-related expenses and certain other non-recurring expenses. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared and presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest income (expense), or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect foreign currency exchange or other gains or losses, which are included in other income, net;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes losses from impairments of goodwill, long-lived and other assets and available-for-sale debt securities;
•excludes legal expenses, which reduce cash available to us;
•excludes acquisition related expenses, which reduce cash available to us;
•excludes restructuring expenses, which reduce cash available to us;
•excludes IPO-related costs and other transaction-related expenses that are not considered representative of our underlying performance, which reduce cash available to us;
•excludes debt extinguishment charges that represent accelerated amortization of debt issuance costs related to the early extinguishment of our long-term debt, which adjustments are not expected to recur and do not reflect expected ongoing operating results; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net income (loss) as net loss adjusted to exclude amortization of acquired intangible assets from our business combinations, stock-based compensation expense, and other transaction-related expenses, legal expenses, and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net income (loss) financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net loss margin as net loss as a percentage of revenue. We define Non-GAAP net income (loss) margin as Non-GAAP net income (loss) as a percentage of revenue. We define Non-GAAP net income (loss) per share attributable to common stockholders as Non-GAAP net income (loss) divided by diluted weighted-average common stock. We believe Non-GAAP net income (loss) and Non-GAAP net income (loss) per share attributable to common stockholders are operating performance measures that provide investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important measure because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, that are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash used in or provided by operating activities.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above) where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. LegalZoom enables small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.
Contacts
Danny Vivier, Head of Investor Relations
investor@legalzoom.com
Cortney Kerans, Head of Communications
ckerans@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$215,537	$239,297
Accounts receivable, net	12,993	10,635
Prepaid expenses and other current assets	13,860	16,589
Total current assets	242,390	266,521
Property and equipment, net	49,342	47,013
Goodwill	59,933	59,910
Intangible assets, net	14,570	16,031
Deferred income taxes	25,685	27,653
Operating lease right-of-use assets	6,961	—
Available-for-sale debt securities	1,182	1,122
Other assets	13,319	12,765
Total assets	$413,382	$431,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,404	$31,788
Accrued expenses and other current liabilities	55,820	50,817
Deferred revenue	163,140	146,364
Operating lease liability	1,542	—
Total current liabilities	238,906	228,969
Operating lease liability, non current	4,842	—
Deferred revenue	1,137	1,554
Other liabilities	2,841	2,941
Total liabilities	247,726	233,464
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 0.001 par value; 100,000 shares authorized at June 30, 2022. None issued or outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 1,000,000 shares authorized; 196,079 and 198,084 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	196	198
Additional paid-in capital	994,558	947,160
Accumulated deficit	(830,952)	(748,012)
Accumulated other comprehensive income (loss)	1,854	(1,795)
Total stockholders’ equity	165,656	197,551
Total liabilities and stockholders’ equity	$413,382	$431,015

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$163,867	$150,432	$318,076	$285,064
Cost of revenue	57,393	49,859	113,333	93,819
Gross profit	106,474	100,573	204,743	191,245
Operating expenses:
Sales and marketing	72,945	65,431	149,819	136,792
Technology and development	16,197	28,426	34,156	38,925
General and administrative	28,969	33,845	58,457	47,010
Impairment of long-lived and other assets		379	—	379
Total operating expenses	118,111	128,081	242,432	223,106
Loss from operations	(11,637)	(27,508)	(37,689)	(31,861)
Interest income (expense), net	29	(9,312)	(24)	(17,966)
Other (expense) income, net	(2,022)	420	(3,566)	668
Loss before income taxes	(13,630)	(36,400)	(41,279)	(49,159)
(Benefit from) provision for income taxes	(451)	1,995	2,509	(941)
Net loss	$(13,179)	$(38,395)	$(43,788)	$(48,218)
Net loss per share attributable to common stockholders—basic and diluted:	$(0.07)	$(0.31)	$(0.22)	$(0.38)
Weighted-average shares used to compute net loss per share attributable to common stockholders—basic and diluted:	197,819	125,423	198,040	125,245

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(43,788)	$(48,218)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,933	7,829
Amortization of right-of-use asset	852	—
Amortization of debt issuance costs	112	1,273
Amortization of prior hedge effectiveness	—	3,076
Impairment of other equity securities	170	—
Impairment of long-lived assets	—	379
Stock-based compensation	44,712	48,584
Deferred income taxes	1,955	(1,612)
Change in fair value of financial guarantee	—	(150)
Change in fair value of derivative instruments	—	28
Change in fair value of contingent consideration	(150)	—
Unrealized foreign exchange loss (gain)	3,405	(401)
Other	(1)	4
Changes in operating assets and liabilities:
Accounts receivable	(2,357)	(2,308)
Prepaid expenses and other current assets	(417)	(1,693)
Other assets	(345)	(668)
Accounts payable	(13,553)	7,891
Accrued expenses and other liabilities	8,156	3,195
Operating lease liabilities	(1,642)	—
Income tax payable	15	(276)
Deferred revenue	16,700	23,763
Net cash provided by operating activities	24,757	40,696
Cash flows from investing activities
Proceeds from acquisition working capital adjustment	307	—
Purchase of property and equipment	(10,379)	(6,004)
Net cash used in investing activities	(10,072)	(6,004)
Cash flows from financing activities
Repayment of capital lease obligations	—	(16)
Repayment of 2018 Term Loan	—	(2,675)
Repayment of hybrid debt	—	(1,332)
Payment of initial public offering costs	—	(2,794)
Payment of contingent consideration	(600)	(500)
Payment of special dividends	—	(47)
Repurchase of common stock	(39,155)	—
Shares surrendered for settlement of minimum statutory tax withholding	(30)	(209)
Proceeds from issuance of stock under employee stock plans	1,487	327
Net cash used in financing activities	(38,298)	(7,246)
Effect of exchange rate changes on cash and cash equivalents	(147)	56
Net (decrease) increase in cash and cash equivalents, and restricted cash equivalents	(23,760)	27,502
Cash and cash equivalents, and restricted cash equivalents, at beginning of the period	239,297	139,470
Cash and cash equivalents at end of the period	$215,537	$166,972
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(13,179)	$(38,395)	$(43,788)	$(48,218)
Interest (income) expense, net	(29)	9,312	24	17,966
(Benefit from) provision for income taxes	(451)	1,995	2,509	(941)
Depreciation and amortization	5,539	3,663	10,933	7,829
Other expense (income), net	2,022	(420)	3,566	(668)
Stock-based compensation	22,847	44,798	44,712	48,584
Impairment of long-lived and other assets	—	379	—	379
IPO-related costs and other transaction related expenses(1)	—	635	—	635
Restructuring costs(2)	991	—	991	—
Legal expenses	—	—	40	—
Certain other non-recurring expenses	92	—	122	—
Adjusted EBITDA	$17,832	$21,967	$19,109	$25,566
Net loss margin	(8%)	(26%)	(14)%	(17%)
Adjusted EBITDA margin	11%	15%	6%	9%
(1) IPO-related costs and other transaction related expenses includes certain non-recurring expenses, which occurred in connection with our IPO.
(2) Restructuring expenses related to a one-time severance event to reduce the U.S. headcount during the quarter ended June 30, 2022. Restructuring expenses include salary and benefits for the impacted employees and are included in general and administrative expenses in the accompanying statements of operations.
Non-GAAP Net Income (loss), Non-GAAP Net Income (loss) Margin and diluted Non-GAAP Net Income (loss) Per Share
The following table presents a reconciliation of net loss to Non-GAAP net income (loss) for each of the periods indicated (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Reconciliation of net loss to Non-GAAP net income (loss)
Net loss	$(13,179)	$(38,395)	$(43,788)	$(48,218)
Amortization of acquired intangible assets	790	52	1,460	325
Stock-based compensation	22,847	44,798	44,712	48,584
Impairment of ling-lived and other assets	—	379	—	379
Restructuring Costs	991	—	991	—
IPO-related costs and other transaction related expenses	—	635	—	635
Legal expenses	—	—	40	—
Certain other non-recurring expenses	92	—	122	—
Income tax effects(1)	(1,590)	(2,880)	(3,084)	(3,545)
Non-GAAP net income (loss)	$9,951	$4,589	$453	$(1,840)
Net loss margin	(8)%	(26)%	(14)%	(17)%
Non-GAAP net income (loss) margin	6%	3%	—%	(1)%
Net loss per share attributable to common stockholders—basic and diluted:	$(0.07)	$(0.31)	$(0.22)	$(0.38)
Non-GAAP net income (loss) per share—basic and diluted	$0.05	$0.03	$—	$(0.01)
Weighted-average shares used to compute net loss per share attributable to common stockholder—basic and diluted:	197,819	125,423	198,040	125,245
Weighted-average shares used to compute diluted Non-GAAP net income (loss) per share attributable to common stockholders:	200,266	131,086	200,957	125,245
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.

The following table shows the computation of basic and diluted Non-GAAP net income (loss) per share attributable to common stockholders (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Reconciliation of numerator for net loss per share to Non-GAAP net income (loss) per share attributable to common stockholders:
Non-GAAP net income (loss)	$9,951	$4,589	$453	$(1,840)
Less: amounts attributable to redeemable convertible preferred stock	—	(1,235)	—	—
Non-GAAP net income (loss) attributable to common stockholders—basic	9,951	3,354	453	(1,840)
Add: undistributed earnings reallocated to common stockholders	—	548	—	—
Non-GAAP net income (loss) attributable to common stockholders—diluted	$9,951	$3,902	$453	$(1,840)
Reconciliation of denominator for net loss per share attributable to common stockholders to Non-GAAP net income (loss) per share attributable to common stockholders:
Weighted-average shares used to compute Net income (loss) per share attributable to common stockholder – basic:	197,819	125,423	198,040	125,245
Effect of potentially dilutive securities:
Stock options	1,904	5,611	2,317	—
Restricted stock unit	527	52	584	—
ESPP	16	—	16	—
Weighted-average common stock used in computing Non-GAAP net income (loss) per share attributable to common stockholders—diluted	200,266	131,086	200,957	125,245
Non-GAAP net income (loss) per share attributable to common stockholders – basic and diluted:	$0.05	$0.03	$—	$(0.01)
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities to free cash flow (unaudited):

	Six Months Ended June 30,
	2022	2021

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$24,757	$40,696
Purchase of property and equipment	(10,379)	(6,004)
Free cash flow	$14,378	$34,692